UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway Miramar, Florida	33025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On April 25, 2026, HCW Biologics Inc. (“HCW Biologics” or the “Company”) determined that it would enter into a consulting agreement with I.R. Agency LLC (the “Marketing Consultant”) in which the Company will agree to engage the Market Consultant for future marketing efforts to be determined by management of the Company in its discretion, to communicate information about the Company to the financial community, in exchange for fees of $2.5 million. The agreement is contingent upon the closing of a public offering of the Company’s securities pursuant to a Registration Statement on Form S-1 (File Number 333-295280) filed on April 23, 2026 and amended on April 24, 2026 (such financing the “Public Offering” and the closing of such financing, the “Financing Close”). The agreement is expected to commence on or about May 1, 2026, after the Financing Close. Under the terms of the agreement, assuming it is delivered and countersigned by the Marketing Consultant, the Company will pay the Marketing Consultant $2.5 million from the proceeds of the Public Offering.

Additionally, on April 25, 2026, the Company determined that it would enter into a consulting agreement with Bowery Consulting Group (the “Financial Consultant”) in which the Company will agree to engage the Financial Consultant for future consulting services during a six-month term for a consulting fee of $500,000. The agreement is contingent upon the Financing Close. The agreement is expected to commence on or about May 1, 2026, after the Financing Close. Under the terms of the agreement, assuming that it is delivered and countersigned by the Financial Consultant, the Company will pay the Financial Consultant $500,000 from the proceeds of the Public Offering.

The foregoing descriptions of the Consulting Agreement with the Marketing Consultant and the Consulting Agreement with the Financial Consultant (together, the “Consulting Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Consulting Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated April 25, 2026, between the Company and I.R. Agency LLC
10.2	Consulting Agreement, dated April 25, 2026, between the Company and Bowery Consulting Group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	April 29, 2026	By:	/s/ Hing C. Wong
Hing C. Wong
Founder and Chief Executive Officer